UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 15, 2016

(Date of earliest event reported)

INTERNATIONAL TOWER HILL MINES LTD.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	001-33638	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1177 W. Hastings Street, Suite 2300
Vancouver, British Columbia Canada	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (604) 683-6332

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2016, International Tower Hill Mines Ltd. (the “Company”) entered into subscription agreements relating to a non-brokered private placement of 45,833,334 common shares of the Company at a price of USD 0.48 per share, for anticipated aggregate gross proceeds of approximately USD 22 million. The offering will be taken up by certain of the Company’s current institutional shareholders.

The closing of the private placement is subject to customary closing conditions, including approval of the offering by the Toronto Stock Exchange and the NYSE MKT. The Company intends to use the net proceeds of the private placement for full satisfaction of the final payment due in January 2017 with respect to acquisition of certain mining claims and related rights in the vicinity of the Livengood Gold Project in Alaska (the “Project”) (approximately $14.8 million as of September 30, 2016), continuation of optimization studies to further improve and de-risk the Project, required environmental baseline studies, and for general working capital purposes.

The subscription agreements contain customary representations and warranties, covenants and conditions to closing that the parties made to, and solely for the benefit of, each other in the context of all of the terms and conditions of the subscription agreements and in the context of the specific relationship between the parties. The provisions of the subscription agreements, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the Company.

The foregoing description of the subscription agreements is not complete and is qualified in its entirety by the full text of the subscription agreements, forms of which are filed herewith as Exhibit 10.1 and Exhibit 10.2 and incorporated into this Item 1.01 by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The disclosure set forth in Item 1.01 of this Current Report is incorporated in this Section 3.02 by reference. The Company is relying on the exemptions from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation S under the Securities Act for purposes of the private placement of the common shares. The common shares to be issued have not been and will not be registered under the Securities Act or any applicable securities laws of any state of the United States and may not be offered or sold in the United States or to, or for the account or benefit of U.S. persons (as defined in Regulation S under the Securities Act) or persons in the United States absent registration or an applicable exemption from such registration requirements.

Item 8.01. Other Events.

On December 15, 2016, the Company issued a press release regarding the non-brokered private placement. A copy of the press release is attached to this report as Exhibit 99.1.

Item 9.01. Exhibits.

Exhibit	Description
10.1	Form of Subscription Agreement (Paulson & Co.).
10.2	Form of Subscription Agreement (other investors).
99.1	Press Release of the Company, dated December 15, 2016, regarding the non-brokered private placement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL TOWER HILL MINES LTD.

DATE: December 20, 2016	By:	/s/ Thomas Irwin
Thomas Irwin President & Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Form of Subscription Agreement (Paulson & Co).
10.2	Form of Subscription Agreement (other investors).
99.1	Press Release of the Company, dated December 15, 2016, regarding the non-brokered private placement.